CONSENT OF KPMG PEAT MARWICK, LLP
                              INDEPENDENT AUDITORS



The Board of Directors
Watts Industries, Inc.:


We consent to the incorporation by reference in the Registration Statements pertaining to the 1996 Stock Option Plan (Form S-8 No. 333-32685), 1986 Incentive Stock Option Plan (Post-Effective Amendment No. 1 to Form S-8 No. 33-30377), Nonqualified Stock Option Plan (Form S-8 No. 33-37926), 1991 Non-Employee Directors' Nonqualified Stock Option Plan (Form S-8 No. 33-69422), and Management Stock Purchase Plan (Form S-8 No. 33-64627) of Watts Industries, Inc. of our report dated August 5, 1998, with respect to the consolidated balance sheets of Watts Industries, Inc. and subsidiaries as of June 30, 1998 and 1997, the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended June 30, 1998, and the related schedules of valuation and qualifying accounts as of and for the years ended June 30, 1998 and 1997, which report appears in the June 30, 1998 annual report on Form 10-K of Watts Industries, Inc.



                                                /s/ KPMG Peat Marwick LLP

Boston, Massachusetts
September 9, 1998